EXHIBIT 3(ii)a



                              AMERICAN BRANDS, INC.

                                BY-LAW AMENDMENT

                          ADOPTED ON APRIL 30, 1997

                           EFFECTIVE APRIL 30, 1997


                   Article XII was repealed in its entirety.